UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

EPICEPT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPICEPT CORPORATION 777 OLD SAW MILL RIVER ROAD TARRYTOWN,NY 10591

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain

1.   To amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio of one-for-forty, subject to adjustment not to exceed 25% at the discretion of the Company’s Board of Directors.

	☐	☐	☐

2. To amend the Company’s Certificate of Incorporation to change the Company’s name to “Immune Pharmaceuticals Inc.”	☐	☐	☐

3. To adjourn the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve proposals 1 and 2.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at

www.proxyvote.com .

EpiCept Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

AUGUST 6, 2013

The stockholder(s) hereby appoint(s) Robert W. Cook as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all the shares of Common Stock of EpiCept Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM local time on August 6, 2013, at the offices of EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, NY 10591 and at any adjournment or postponement thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE FIRST, SECOND AND THIRD PROPOSALS AND, IN THE DISCRETION OF THE PROXY NAMED, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Continued and to be signed on reverse side

EPICEPT CORPORATION

777 Old Saw Mill River Road

Tarrytown, New York 10591

(914) 606-3500

Dear Stockholder:

A Special Meeting of the stockholders of EpiCept Corporation will be held on Tuesday, August 6, 2013 at 11:00 a.m., New York time, at our offices in Tarrytown, New York, U.S.A, primarily to obtain stockholder approval for amending our certificate of incorporation to (i) effect a reverse stock split of our outstanding common stock at a ratio of one-for-forty (1:40), subject to adjustment by our Board of Directors, immediately prior to the closing of the proposed Merger (as defined below), and (ii) change our company’s name to “Immune Pharmaceuticals Inc.” upon completion of the proposed Merger.  These two proposals being submitted for stockholder approval are referred to in this letter as “Proposals 1 and 2.”  A third proposal would grant discretionary authority to adjourn the Special Meeting if necessary to solicit additional proxies to approve Proposals 1 and 2.

Proposals 1 and 2 are related to our company’s proposed merger (the “Merger”) with Immune Pharmaceuticals Ltd.  Our Board of Directors is unanimously in favor of the Merger because it believes that following the Merger, the combined company will provide stockholders with a broad, attractive portfolio of product candidates that address unmet medical needs and have significant market potential.  Upon the closing of the transaction, we will issue shares of our common stock to Immune shareholders in exchange for all of the outstanding shares of Immune, with EpiCept stockholders retaining approximately 19% ownership of the combined company following the Merger and Immune shareholders receiving approximately 81%, calculated on an adjusted fully diluted basis, with certain exceptions.  Obtaining the approval of our stockholders of Proposals 1 and 2 is a prerequisite to consummating the Merger.

In deciding to approve the Merger, our Board of Directors also considered the following factors:

•                  We had very little or no unrestricted cash on hand, and had a very limited amount of unencumbered assets available as collateral for any financings that we might seek to obtain on an immediate basis;

•                  Our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern on a stand-alone basis; and

•                  Absent receiving substantial ongoing sources of liquidity, which management deemed unlikely, we and our subsidiaries would likely be required to seek protection from our creditors, likely in the form of a Chapter 7 filing.

Our company and our Board of Directors were faced with a rapidly narrowing set of alternatives, which, at the time, were limited to a transaction such as the Merger or seeking protection from creditors in bankruptcy.  Our financial position has not significantly improved since the Board’s decision to pursue the Merger, and consummation of the Merger is therefore extremely important to our company’s ability to continue operations.

To successfully close the Merger transaction, we must receive the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Meeting in person or by proxy for each of Proposals 1 and 2.  If either of these proposals were to receive an affirmative vote of less than a majority of the shares entitled to vote, even if it received an affirmative vote of a majority of the votes cast, that proposal would not be approved and the Merger would not be completed on the terms set forth in the Merger Agreement.  As such, YOUR VOTE IS VERY IMPORTANT.

The Board of Directors urges you to vote IN FAVOR of Proposals 1 and 2 so that we may consummate the Merger and provide an opportunity to all stockholders to participate in our company’s new life post-Merger as Immune Pharmaceuticals Inc.

Sincerely,

/s/ Alan W. Dunton
Alan W. Dunton, M.D.
Non-Executive Chairman of the Board

Tarrytown, New York

June 19, 2013